SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 24, 2005

aaiPharma Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21185	04-2687849
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2320 Scientific Park Drive
Wilmington, North Carolina 28405
(Address of Principal Executive Offices)
(Zip Code)

(910) 254-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01.      Regulation FD Disclosure

     On October 29, 2004, aaiPharma Inc. (the “Company”) completed a solicitation of consents (the “Consent Solicitation”) from holders of its 11.5% Senior Subordinated Notes due 2010 (the “Notes”) to effect certain then-proposed amendments and waivers with respect to the indenture governing the Notes (the “Indenture”) as described in the Company’s Revised Consent Solicitation Statement dated October 28, 2004 (the “Consent Solicitation Statement”), a copy of which was filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2004, which is incorporated by reference herein. Pursuant to the Consent Solicitation, holders of more than a majority of the principal amount of the Notes outstanding, excluding any Notes held by the Company and its affiliates, had submitted valid and unrevoked consents as of 1:00 p.m., New York City, on October 29, 2004, the expiration date of the Consent Solicitation (the “Expiration Date”). Promptly thereafter, the Company and the trustee named in the Indenture (the “Trustee”) entered into a Second Supplemental Indenture dated October 29, 2004 (the “Second Supplemental Indenture”) to effect the proposed amendments and waivers described in the Consent Solicitation Statement. Thereafter, the Company paid to the holders of Notes who had submitted valid and unrevoked consents by the Expiration Date a consent fee (the “Consent Fee”) of $20 for each $1,000 in principal amount of Notes for which a consent was submitted. A copy of the Second Supplemental Indenture was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2004, which is incorporated herein by reference.

     Following recent discussions with representatives of an ad hoc committee of holders of the Notes, the Company has decided to offer to pay the same Consent Fee, $20 for each $1,000 in principal amount, with respect to Notes for which a valid and unrevoked consent had not been properly submitted by the Expiration Date, if the holder of such Notes completes a Consent and Release for Payment (a “Consent and Release”) and submits it to the Company’s paying agent, Global Bondholder Services Corporation, no later than 5:00 p.m. (New York City time), on February 7, 2005. By completing and submitting a Consent and Release, a holder will consent to the proposed amendments and waivers described in the Consent Solicitation Statement and will waive any and all claims it may have against the Company, the Trustee and Global Bondholder Services Corporation, and their respective directors, officers, employees, agents, attorneys, affiliates and advisors, with respect to the Consent Solicitation, the execution of the Second Supplemental Indenture and related matters as described in the Consent and Release. Once a holder submits a Consent and Release to Global Bondholder Services Corporation, it may not be revoked. Only holders of Notes at the close of business on October 18, 2004, the record date for the Consent Solicitation, may now submit a Consent and Release and such holders may only submit a Consent and Release with respect to Notes for which a valid and unrevoked consent had not been submitted by the Expiration Date. This Consent and Release does not entitle any holder of the Notes to revoke any valid and unrevoked consent previously submitted by holders of the Notes in connection with the Consent Solicitation or otherwise affect the validity or terms of the Second Supplemental Indenture. The form of Consent and Release is submitted as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

     (c)      Exhibits

Exhibit 99.1	Form of Consent and Release and accompanying correspondence from the Company dated January 24, 2005

***

Note: The information contained in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2005

aaiPharma Inc.

	By:	/s/ Matthew E. Czajkowski

Matthew E. Czajkowski, Chief Financial Officer

Exhibit Index

Exhibit	Description

Exhibit 99.1	Form of Consent and Release and accompanying correspondence from the Company dated January 24, 2005